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Exhibit 10.7

AGREEMENT FOR ASSIGNMENT OF PARTNERSHIP INTEREST

in

ASSET HOLDINGS III, L.P.
(a limited partnership organized under the laws of Ohio)

        This Agreement for Assignment of Partnership Interest (this "Agreement") is made and entered into as of June 30, 2003 by and among ADESA CORPORATION, an Indiana corporation ("ADESA"), REALTY FACILITY HOLDING I, L.L.C., an Ohio limited liability company ("RFH"), and REALTY FACILITY INVESTMENTS, L.L.C., an Ohio limited liability company ("RFI").

BACKGROUND INFORMATION

        A.    Asset Holdings III, L.P. (the "Partnership") is an Ohio limited partnership between RFH as general partner and RFI as limited partner and operates pursuant to a First Amended and Restated Agreement of Limited Partnership dated as of March 31, 2000 (the "Partnership Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement;

        B.    The Partnership is the owner of three parcels of real property (the "Leased Property") located in Framingham, Massachusetts, Charlotte North Carolina, and Knoxville, Tennessee, as more particularly described in the Participation Agreement, and has leased the Leased Property to ADESA pursuant to the Lease;

        C.    As of the date of this Agreement, RFH and RFI are the only partners in the Partnership;

        D.    On or about April 3, 2000, RFI obtained the loan evidenced by the Equity Note in the principal sum of $877,515.46 from SunTrust Bank (the "Credit Bank"), the proceeds of which were contributed to the Partnership as a capital contribution and used by the Partnership to fund its obligations under the Participation Agreement, as provided in §1.4 of the Partnership Agreement, and in connection with such loan, RFI and RFH entered into a Pledge and Security Agreement dated as of March 31, 2000 in favor of the Credit Bank (the "Equity Pledge Agreement") pursuant to which RHI and RFH each pledged and granted a security interest in their respective partnership interests in the partnership to the Credit Bank pursuant to the terms and conditions thereof.

        E.    RFH desires to sell, transfer and assign its entire right, title and interest in the Partnership, including, without limitation, its interest in the profit, loss of and distributions by the Partnership, together with its Capital Account (the "Assignment Interest"), to ADESA for a purchase price of Five Thousand One Hundred and 00/100 Dollars ($5,100.00) (the "Purchase Price") and to cause ADESA to assume prospectively the obligations of RFH as a Partner; ADESA desires to purchase the Assignment Interest from RFH for the Purchase Price and assume prospectively the obligations of RFH as the General Partner of the Partnership, and RFI desires to consent to the sale and assignment of the Assignment Interest and to the admission of ADESA as substituted General Partner of the Partnership.

STATEMENT OF AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the foregoing Background Information and as follows:

        §1.    Assignment of Partnership Interest.    In consideration of ADESA's payment of the Purchase Price to RFH, the receipt of which RFH hereby acknowledges, and the other provisions and covenants of this Agreement, RFH hereby (a) sells, transfers, assigns and conveys to ADESA the Assignment Interest, (b) withdraws as the General Partner in the Partnership, and (c) releases and waives any and all of its rights and interests in, to and under the Partnership Agreement, and any claims and demands which RFH may have, had or has with respect to the Assignment Interest, except for (i) rights of indemnification under Section 4.8 of the Partnership Agreement, (ii) rights of indemnification under §7 of this Agreement, and (iii) the rights under the releases set forth in §8 of this Agreement. RFH agrees to deliver to the Partnership such other documents reasonably necessary to effectuate the transaction contemplated hereby, and shall deliver to the Partnership, to the extent RFH has possession thereof or access thereto, the originals of the Partnership Agreement, all tenant leases and other agreements, contracts or other documents pertaining to the Property as well as other books and records of the Partnership.

        §2.    Acceptance and Assumption by RFH.    ADESA hereby accepts the Assignment Interest and agrees to be bound by the terms and conditions of the Partnership Agreement and assumes, prospectively, the obligations of RFH under the Partnership Agreement as the General Partner with respect to all periods commencing on and following the date of this Agreement.

        §3.    Consent and Agreement of RFI; Certain Accounting and Tax matters; Amendment of the Partnership Agreement.

        (a)    RFI hereby: (a) agrees and consents to the withdrawal of RFH as the General Partner and the sale, transfer and assignment of the Assignment Interest to ADESA, (b) waives those provisions of the Partnership Agreement that would prohibit the sale, transfer or assignment of the Assignment Interest, (c) releases RFH from any and all obligations and liabilities under the Partnership Agreement and (d) consents to the admission of ADESA as the substituted General Partner.

        (b)    ADESA shall cause the Partnership to account for the withdrawal and termination of RFH as a Partner, and to file tax returns for the fiscal period ending on the date of this Agreement, by the "closing of the books" method. The capital accounts of RFH and ADESA, as assignor and assignee, shall be debited or credited, as appropriate, so as to reflect the transfer of the Assignment Interest by RFH to ADESA. The adjustment to the capital account shall be made in conformity with Treasury Regulation Section 1.704-1(b)(2)(iv).

        (c)    Immediately following the execution of this Agreement and the payment of the Purchase Price, ADESA and RFI shall each execute an amendment to the Partnership Agreement in the form of Exhibit B.

        §4.    Representations and Warranties of RFH.    RFH hereby covenants, represents and warrants to ADESA as follows:

  (a)
  RFH owns and holds good title to the Assignment Interest subject to no liens or security interests whatsoever, and has not conveyed or encumbered the Assignment Interest except pursuant to the Equity Pledge Agreement.

  (b)
  RFH has full legal capacity, right and power to enter into this Agreement (including the consent of any party, governmental authority, or court of law whose consent is required) and to assign, transfer and deliver the Assignment Interest under this Agreement to RFH.

  (c)
  The execution and delivery of this Agreement and any other documents and agreements contemplated by this Agreement to be executed by RFH and the performance of the transactions contemplated herein have been duly authorized by all requisite action, and, assuming any consent of the Credit Bank required under the Equity Pledge Agreement is obtained, will not result in the breach of or default under any agreement, mortgage or other instrument to which it is a party or by which it is bound.

  (d)
  The person signing this Agreement on behalf of RFH is fully authorized by all necessary corporate action to execute this Agreement on behalf of RFH.

  (e)
  RFH agrees that it shall do, execute, acknowledge and deliver all such further acts, deeds, transfers, assignments and assurances for the better assigning, transferring, conveying and conferring unto RFH, its successors and assigns, the Assignment Interest hereby transferred and assigned as RFH may reasonably require.

  (f)
  A true and complete copy of the Partnership Agreement is attached hereto as Exhibit A and RFH has not agreed to any amendment or supplement thereto other than the amendment to be made pursuant to this Agreement.

  (g)
  RFH has made such independent investigation as it desires concerning the affairs and financial condition of the Partnership and as to the value of the Assigned Interest, and has not relied on any representation or warranty of the Partnership, RFH or RFI related thereto in entering into this Agreement.

  (h)
  Except for the loan evidenced by the Equity Note, neither RFH nor RFI has made any loans to the Partnership, and neither RFH nor RFI has committed, nor has any knowledge of, any material defaults under the Equity Note and the Equity Pledge Agreement.

        §5.    Representations and Warranties of ADESA.    ADESA hereby covenants, represents and warrants to RFH and RFI as follows:

  (a)
  ADESA has full legal capacity, right and power to enter into this Agreement and to accept the transfer of the Assignment Interest and assume the obligations of ADESA and the General Partner under the Partnership Agreement.

  (b)
  ADESA is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.

  (c)
  ADESA has full legal capacity, right and power to enter into this Agreement (including the consent of any party or court of law whose consent is required).

  (d)
  The execution and delivery of this Agreement and any other documents and agreements contemplated by this Agreement to be executed by ADESA and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate action by ADESA, and will not result in the breach of or default under any agreement, mortgage or other instrument to which ADESA is a party or by which it is bound.

  (e)
  The person signing this Agreement on behalf of ADESA is fully authorized by all necessary corporate action to execute this Agreement on its behalf.

  (f)
  ADESA agrees to execute such instrument or instruments as shall be reasonably required by the parties to this Agreement to evidence ADESA's agreement to be bound by and made a party to the provisions of the Partnership Agreement.

  (g)
  ADESA has made such independent investigation as it desires concerning the affairs and financial condition of the Partnership and as to the value of the Assigned Interest, and has not relied on any representation or warranty of the Partnership, RFH or RFI related thereto in entering into this Agreement.

        §6.    Representations and Warranties of RFI.    RFI hereby covenants, represents and warrants to RFH and ADESA as follows:

  (a)
  RFI has full legal capacity, right and power to enter into this Agreement and to assume the obligations hereunder.

  (b)
  RFI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio.

  (c)
  RFI has full legal capacity, right and power to enter into this Agreement (including the consent of any party or court of law whose consent is required), assuming any consent of the Credit Bank required under the Equity Pledge Agreement is obtained.

  (d)
  The execution and delivery of this Agreement and any other documents and agreements described in or contemplated by this Agreement to be executed by RFI and the performance of the transactions contemplated herein have been duly authorized by all requisite action, and, assuming any consent of the Credit Bank required under the Equity Pledge Agreement is obtained, will not result in the breach of or default under any agreement, mortgage or other instrument to which it is a party or by which it is bound.

  (e)
  The person signing this Agreement on behalf of RFI is fully authorized by all necessary corporate action to execute this Agreement on behalf of RFI.

  (f)
  RFI agrees to execute such instrument or instruments as shall be reasonably required by the parties to this Agreement to evidence RFI's agreement to admit ADESA as a partner in the Partnership pursuant to the Assigned Interest.

  (g)
  RFI agrees that the copy of the Partnership Agreement attached hereto as Exhibit A is true, correct and complete.

  (h)
  Except for the loan evidenced by the Equity Note, neither RFH nor RFI has made any loans to the Partnership, and neither RFH nor RFI has committed, nor has any knowledge of, any material defaults under the Equity Note and the Equity Pledge Agreement.

        §7.    Indemnification.    ADESA hereby indemnifies and agrees to hold harmless RFH and RFI from and against any and all damage, loss, liability, obligation, costs and expense (including without limitation reasonable legal and accounting and other costs and expenses in connection with any action, suit or proceeding brought by or against RFH or RFI or relating to the enforcement of this indemnification) paid, incurred or suffered by RFH and/or RFI as a result of (i) the breach of any representation, warranty or covenant of ADESA under this Agreement; or (ii) any debt, claim or liability of the Partnership arising on or subsequent to the date hereof.

        §8.    Mutual Release.    Except for rights to indemnification under §7 above, under the Partnership Agreement, the Participation Agreement and the Operative Documents (as defined in the Participation Agreement),

        (a)    RFH does hereby release and forever discharge each of ADESA, RFI and the Partnership and their respective successors, assigns, representatives, directors, officers, employees, agents, attorneys and affiliates from any and all rights, interests, claims or causes of action of any nature or description that RFH has or may have against ADESA, RFI or the Partnership and their respective heirs, successors, assigns, representatives, directors, officers, employees, agents, attorneys and affiliates arising under the Partnership and/or the rights related to ownership thereof, whether such claims or causes of action are known or unknown, contingent or matured, legal and equitable, or joint, several or individual; and

        (b)    Each of ADESA, RFI and the Partnership does hereby release and forever discharge RFH and its successors, assigns, representatives, directors, officers, employees, agents, attorneys and affiliates from any and all claims or causes of action of any nature or description that either ADESA, RFI or the Partnership has or may have against RFH and its successors, assigns, representatives, directors, officers, employees, agents, attorneys and affiliates arising in whole or in part under the Partnership and/or the rights related to ownership thereof, whether such claims or causes of action are known or unknown, contingent or matured, legal and equitable, or joint, several or individual.

        §9.    General Provisions

        §9.1    This Agreement may not be modified except by an instrument in writing signed by the parties hereto, and supersedes all previous agreements, written or oral, if any, of the parties with regard to the subject matter hereof.

        §9.2    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, successors and assigns.

        §9.3    In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

        §9.4    No waiver of any of the provisions of this Agreement shall be deemed, nor shall the same constitute a waiver of any other provisions, whether or not similar nor shall any such waiver constitute a continuing waiver. No waiver shall be binding, unless executed, in writing, by the party making the waiver.

        §9.5    All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) upon confirmation of facsimile, (b) one business day following the date sent when sent by overnight delivery or (c) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

  If to ADESA:

  On or Prior to March 31, 2004:
  ADESA Corporation
  310 East 96th Street, Ste. 400
  Indianapolis, Indiana 46240
  Attention: Controller
  Telecopy: 317-815-0500
  Telephone: 317-815-1100

  After March 31, 2004:
  ADESA Corporation
  13085 Hamilton Crossing Blvd.
  Carmel, IN 46032
  Attention: Controller
  Telecopy: 317-815-0500
  Telephone: 317-815-1100

  If to RFH:

  C/o Andrew Service Corporation
  Suite 1300
  41 South High Street
  Columbus, Ohio 43215
  Attention: Richard W. Rubenstein
  Telecopy: 614-365-2499
  Telephone: 614-365-2752

  If to RFI:

  C/o Andrew Service Corporation
  Suite 1300
  41 South High Street

  Columbus, Ohio 43215
  Attention: Richard W. Rubenstein
  Telecopy: 614-365-2499
  Telephone: 614-365-2752

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        §9.6    The section headings in this Agreement are for convenience only and shall not be considered for any purpose in construing this Agreement. As used in this Agreement, the masculine, feminine and neuter genders, and the singular and plural numbers shall be each deemed to include the other whenever the context so requires.

        §9.7    This Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Agreement, (a) the signature pages taken from the separate individually executed counterparts of this Agreement may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature for all purposes. All executed counterparts of this Agreement shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

[Remainder of page left blank intentionally]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

REALTY FACILITY HOLDINGS I, L.L.C.		REALTY FACILITY INVESTMENTS, L.L.C.
By:		By:
Name:		Name:
Title:		Title:
ADESA CORPORATION:
By:	/s/ PAUL J. LIPS
Name:	Paul J. Lips
Title:	Chief Financial Officer

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

REALTY FACILITY HOLDINGS I, L.L.C.		REALTY FACILITY INVESTMENTS, L.L.C.
By:	/s/ ROBERT F. GAGE	By:	/s/ ROBERT F. GAGE
Name:	Robert F. Gage	Name:	Robert F. Gage
Title:	President	Title:	President
ADESA CORPORATION:
By:
Name:
Title:

EXHIBIT A

[Partnership Agreement]

EXHIBIT B

Form of Amendment to Partnership Agreement

[to follow]

AMENDMENT No. 1 to
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

(Asset Holdings III, L.P., an Ohio limited partnership)

        This Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership (this "Agreement") is made and entered into as of June 30, 2003 by and among ADESA CORPORATION, an Ohio corporation ("ADESA") as the general partner, and REALTY FACILITY INVESTMENTS, L.L.C., an Ohio limited liability company ("RFI"), as the limited partner.

BACKGROUND INFORMATION

        A.    Asset Holdings III, L.P. (the "Partnership") is an Ohio limited partnership that prior to the date hereof has operated pursuant to a First Amended and Restated Agreement of Limited Partnership dated as of March 31, 2000 (the "Partnership Agreement") between the two partners of the Partnership, Realty Facility Holdings I, LLC, an Ohio limited liability company ("RFI"), the general partner and RFI, the limited partner. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement.

        B.    The Partnership holds title to certain real properties located in Framingham, Massachusetts, Knoxville, Tennessee and Charlotte, North Carolina (collectively, the "Property"). The Partnership has leased the Property to ADESA.

        C.    Pursuant to Agreement for Assignment of Partnership Interest of even date herewith among ADESA, RFI and RFI (the "Assignment Agreement"), inter alia, RFI, has assigned 100% of its partnership interest as general partner of the Partnership (the "Assigned Partnership Interest") to RFI, ADESA was admitted as a general Partner in the Partnership, and RFI withdrew as a Partner; and

        D.    RFI has entered into the Assignment Agreement on the condition that ADESA simultaneously enter into this Agreement, which ADESA is willing to do in order to induce RFI to execute the Assignment Agreement.

STATEMENT OF AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the foregoing Background Information and as follows:

        §1     Payment of Taxes.    The Partnership Agreement is amended to incorporate the following provisions:

        §1.1  Tax Indemnification.

        (a)    The following initially capitalized terms used in this Amendment and in the Partnership Agreement shall have the meanings ascribed to them below:

  (i)
  "After-Tax Basis" means, with respect to any payment to be received by an Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any Tax credits, refunds, deductions or reductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the Indemnitee is being indemnified) actually imposed currently on the Indemnitee by any governmental authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received. For the purposes of this definition, it shall be assumed that federal, state and local Taxes are payable at the actual income tax rate or rates (taking into account where applicable the deductibility of state and local taxes for federal income tax purposes) applicable to the Indemnitee.

  (ii)
  "Indemnitee" means RFI, and its members, officers and managers.

  (iii)
  "Taxes" means any and all taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes and all recapture and other payments in connection with any agreement relating to tax abatements granted in connection with the Property), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by United States of America, the government of any other nation, any political subdivision of the United States of America or any other nation (including, without limitation, any state, territory, federal district, municipality or possession) and any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality or court, or any political subdivision thereof, together with any penalties, fines or interest thereon or additions thereto.

        (b)    ADESA hereby agrees to pay on an After-Tax Basis, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all Taxes that may be imposed on, incurred by or asserted against such Indemnitee by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to the Partnership, the business and other activity of the Partnership, the Property of the Partnership, RFI's acquisition, disposition or ownership of the Assignment Interest, and without regard to whether such Taxes relate to fiscal years or periods of the Partnership preceding, or commencing on and following the date hereof, including any such Taxes imposed on such Indemnitee as a result of the sale, transfer and assignment of the Assignment Interest to RFI under the Assignment Agreement; provided that each Indemnitee that has received cash distributions from the Partnership with respect to such Taxes (excluding, however, any amounts that such Indemnitee shall at any time be required to repay to the Partnership, any creditor of the Partnership, any court or representative of the Partnership as debtor in any insolvency proceedings, or any other third party that at any time claims the same) shall credit the amount of such cash distributions so made against the amounts payable by ADESA under this paragraph.

        (c)    Should any Indemnitee learn of, or receive a written claim from any taxing authority which asserts liability for, any Taxes against the Indemnitee that are subject to the indemnity provided by this §1.2, the Indemnitee shall promptly notify ADESA and, provided ADESA shall confirm its indemnity obligations in writing, the Indemnitee shall provide ADESA such opportunity to contest any such claim or liability as may be available to the Indemnitee with counsel selected by ADESA and reasonably acceptable to the Indemnitee, all at ADESA's expense. If for any reason ADESA either fails to confirm its indemnity obligations and/or fails to contest any such claim, the Indemnitee may undertake such contest, in which event the fees and expenses of counsel to the Indemnitee shall be included in the amounts due from ADESA; provided however, that in the event ADESA fails to so confirm or contest, the Indemnitee shall be under no obligation to contest any such claim and no action or inaction of the Indemnitee (other than its failure to provide notice of a claim to ADESA prior to expiration of the time within which such claim may be contested) shall relieve ADESA of its indemnity obligations hereunder.

        §1.2    Distributions for payment of Taxes.    The Partnership shall make (and ADESA agrees to contribute or lend to the Partnership sufficient monies to finance such distributions) a distribution to each Partner (provided that any Partner may, as to itself, waive receipt of such distribution), in the amount of the actual marginal corporate income tax rates applicable to the Partner for each period in question multiplied by the amount of income allocated to such Partner for the Partnership's tax years ending after the date hereof. The Partnership shall provide Partnership returns and related K-1's to each Partner for each such tax year or fiscal period not later than 75 days following the completion thereof, and shall simultaneously make the distribution in amount computed as aforesaid. The Partnership shall also make (and ADESA shall contribute or lend to the Partnership sufficient monies to finance such distributions) a cash distribution to each Partner in an amount equal to all other Taxes payable by the Partner on account of its interest in the Partnership, including, without limitation, all Taxes imposed on the Property of the Partnership or on any Partner as the result of the Partnership's business, income, gross receipts or otherwise. The amount of such distributions shall not include interest or penalties unless incurred by the failure of the Partnership or ADESA to timely perform their obligations hereunder. Provided such distributions are so made, each Partner agrees to file its income tax returns for such periods consistently with the K-1's issued by the Partnership for such periods.

        §1.3    Payment of State and Local Taxes.    ADESA, as tax matters Partner ("TMP"), shall notify RFI of all Taxes (other than Federal income taxes) payable at any time by RFI with respect to the Partnership, the business of the Partnership or the partnership interest held by RFI in the Partnership not later than 30 days before any such Tax first becomes due. ADESA, as TMP, not later than 30 days before any such Tax shall first become due, shall cause all tax returns related to any such Tax and required to be filed by RFI by any governmental authority, to be properly and completely prepared by a certified public accountant satisfactory to RFI, and delivered to RFI for its review and approval, accompanied by payment of a cash distribution to RFI in an amount not less than the amount to become due on account of such Tax. If RFI shall disagree with any aspect of any tax return as so prepared and delivered by ADESA, RFI and ADESA shall cooperate in good faith to resolve any such disagreement, provided that if the parties are not able to resolve such disagreement prior to three business days before the due date of the related tax return, such tax return shall be prepared as required by RFI and the Partnership shall supplement the cash distribution previously made by any additional amount shown to be due on the tax return as revised by RFI.

        §2.    Capital Contributions.    RFI shall have no obligation to make any contribution of cash or property of any kind to the Partnership or its capital. RFI shall have no obligation at any time (including, without limitation, upon the dissolution or winding up of the Partnership) to pay or refund any negative balance of RFI's Capital Account as the same shall exist from time to time.

        §3.    General Indemnification.    ADESA hereby unconditionally guarantees to RFI and each other Indemnitee the timely payment and performance of the obligations of the Partnership set forth in Section 4.8 (Indemnification) of the Partnership Agreement. ADESA may satisfy its obligations under this paragraph by making a contribution or loan to the Partnership of the amount necessary to finance the payment and performance of such obligations by the Partnership, and causing the Partnership to pay and perform such obligations directly.

        §4.    Expenses.    The partnership Agreement is amended to provide that all fees, expenses and disbursements (including reasonable counsel fees) of RFI incurred from and after the date hereof in connection with the performance of its duties as a Partner or pursuant to the Partnership Agreement, including, without limitation, any consideration of any business or transaction considered or undertaken by the Partnership, shall he reimbursed by ADESA and the Partnership (and ADESA may contribute or lend to the Partnership the amount necessary to finance the Partnership's payment of the same). In addition, the ADESA shall pay to RFI all costs and expenses (including reasonable counsel fees) incurred by RFI in connection with the enforcement by RFI of the obligations of ADESA, or the Partnership under this Agreement, the Partnership Agreement and the Facilitation Agreement.

        §5.    Dissolution by RFI.    If ADESA or the Partnership shall at any time default (a) in the timely payment of any sums due and payable to RFI or any Indemnitee, or (b) in the timely performance of any obligations of ADESA or the Partnership to RFI or any Indemnitee under this Agreement or the Partnership Agreement, and any such default shall not be cured fully within 15 days after written notice in the case of any default in the payment of any sums so due and payable, or within 30 days after written notice in the case of any default in any obligation other than an obligation for the payment of money, RFI shall have the right, in addition and without prejudice to any other right or remedy which RFI may have in the circumstances, to declare a dissolution of the Partnership upon 15 days further written notice of such default, whereupon the Partnership shall be immediately dissolved under Section 7.1 of the Partnership Agreement notwithstanding any other provision of the Partnership Agreement, and in such case RFI shall be entitled to be paid all amounts then due and payable to RFI and any Indemnitee prior to any distributions of any other amounts under Article VII of the Partnership Agreement.

        §6.    Ratification.    The terms and provisions of the Partnership Agreement, as amended hereby, are hereby fully ratified and confirmed.

        §7.    Representations and Warranties.

        (a)    ADESA hereby represents and warrants to RFI that (a) ADESA is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, (b) the execution, delivery and performance of the Partnership Agreement as modified by this Agreement, and each other agreement, instrument and document executed and delivered by it in connection with or as contemplated by this Agreement (collectively, the "ADESA Agreements"), to which it is or will be a party (i) are within ADESA's power, (ii) have been duly authorized by all necessary action on its part, (iii) do not require or will not require any approval of (which approval has not been obtained) the shareholders or members of, or approval or consent of any trustee or holders of any indebtedness or obligations of ADESA, (iv) will not violate (A) any provision of any applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any governmental authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi- judicial tribunal or agency of competent jurisdiction or (B) any order of any governmental authority and (v) does not or will not contravene or result in any breach of or constitute any default under its organizational documents, or result in the creation of any lien or encumbrance upon the Property, (c) each ADESA Agreement to which it is or hereafter becomes a party has been or when executed and delivered by ADESA will be duly executed and delivered by it and constitutes and will constitute a legal, valid and binding obligation enforceable against it in accordance with the terms thereof, and (d) there are no actions, proceedings, claims, suits, investigations, inquiries or similar actions pending, or to the knowledge of ADESA, threatened, against ADESA before any governmental authority or arbitral tribunal that questions the validity or enforceability of any ADESA Agreement or that would adversely affect ADESA's ability to perform its obligations under any ADESA Agreement.

        (b)    RFI hereby represents and warrants to ADESA that (a) RFI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio, (b) the execution, delivery and performance of This Agreement, the Partnership Agreement and the Assignment Agreement, and each other agreement, instrument and document executed and delivered by it in connection with or as contemplated by this Agreement (collectively, the "RFI Agreements"), to which it is or will be a party (i) are within RFI's power, (ii) have been duly authorized by all necessary action on its part, (iii) do not require or will not require any approval of (which approval has not been obtained) the shareholders or members of, or approval or consent of any trustee or holders of any indebtedness or obligations of RFI, (iv) will not violate (A) any provision of any applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any governmental authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction or (B) any order of any governmental authority and (v) does not or will not contravene or result in any breach of or constitute any default under its organizational documents, or result in the creation of any lien or encumbrance upon the Property, (c) each RFI Agreement to which it is or hereafter becomes a party has been or when executed and delivered by RFI will be duly executed and delivered by it and constitutes and will constitute a legal, valid and binding obligation enforceable against it in accordance with the terms thereof, and (d) there are no actions, proceedings, claims, suits, investigations, inquiries or similar actions pending, or to the knowledge of RFI, threatened, against RFI before any governmental authority or arbitral tribunal that questions the validity or enforceability of any RFI Agreement or that would adversely affect RFI's ability to perform its obligations under any RFI Agreement.

        §8.    General Provisions.

        §8.1    This Agreement may not be modified except by an instrument in writing signed by the parties hereto, and supersedes all previous agreements, written or oral, if any, of the parties with regard to the subject matter hereof.

        §8.2    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, successors and assigns.

        §8.3    In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

        §8.4    No waiver of any of the provisions of this Agreement shall be deemed, nor shall the same constitute a waiver of any other provisions, whether or not similar nor shall any such waiver constitute a continuing waiver. No waiver shall be binding, unless executed, in writing, by the party making the waiver.

        §9.5    All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) upon confirmation of facsimile, (b) one business day following the date sent when sent by overnight delivery or (c) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

  If to ADESA:

  On or Prior to March 31, 2004:
  ADESA Corporation
  310 East 96th Street, Ste. 400
  Indianapolis, Indiana 46240
  Attention: Controller
  Telecopy: 317-815-0500
  Telephone: 317-815-1100

  After March 31, 2004:
  ADESA Corporation
  13085 Hamilton Crossing Blvd.
  Carmel, IN 46032
  Attention: Controller
  Telecopy: 317-815-0500
  Telephone: 317-815-1100

  If to RFI:

  C/o Andrew Service Corporation
  Suite 1300
  41 South High Street
  Columbus, Ohio 43215
  Attention: Richard W. Rubenstein
  Telecopy: 614-365-2499
  Telephone: 614-365-2752

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        §8.6    The section headings in this Agreement are for convenience only and shall not be considered for any purpose in construing this Agreement. As used in this Agreement, the masculine, feminine and neuter genders, and the singular and plural numbers shall be each deemed to include the other whenever the context so requires.

        §8.7    This Agreement may be executed in several counterparts, each of which so executed and delivered shall be an original; but all such counterparts shall together constitute only one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADESA CORPORATION		REALTY FACILITY INVESTMENTS, L.L.C.
By:	/s/ PAUL J. LIPS	By:	/s/ ROBERT F. GAGE
Name:	Paul J. Lips	Name:	Robert F. Gage
Title:	Chief Financial Officer	Title:	President

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AGREEMENT FOR ASSIGNMENT OF PARTNERSHIP INTEREST in ASSET HOLDINGS III, L.P.
BACKGROUND INFORMATION
STATEMENT OF AGREEMENT
EXHIBIT A
EXHIBIT B
AMENDMENT No. 1 to FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
BACKGROUND INFORMATION
STATEMENT OF AGREEMENT